UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2011, DayStar Technologies, Inc. (the “Company”) entered into Amendments to Notes (the “Note Amendments”) with Dynamic Worldwide Solar Energy, LLC (“Dynamic”), as well as William Steckel, Robert Weiss, TD Warehouse RRSP Account 230832S, in trust for Peter Lacey, Michael Moretti, and Tejas Securities Group, Inc. 401K Plan and Trust, FBO John Gorman, (collectively, the “Bridge Lenders”). As previously disclosed, the Bridge Lenders have loaned the Company an aggregate principal amount of $5,255,000 as evidenced by a series of convertible promissory notes (the “Notes”), convertible into shares of the Company’s common stock and all containing a maturity date of January 22, 2011. Pursuant to the Note Amendments, the Bridge Lenders have agreed to extend the maturity date of the Notes to April 22, 2011. There were no other changes to the terms of the Notes as a result of the Note Amendments. The Note Amendments are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment to Note between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.2	Amendment to Note between DayStar Technologies, Inc. and the Bridge Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: January 21, 2011	By	/s/ Magnus Ryde
Magnus Ryde
CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Note between DayStar Technologies, Inc. and Dynamic Worldwide Solar Energy, LLC

10.2	Amendment to Note between DayStar Technologies, Inc. and the Bridge Lenders

4